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                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm), as it relates to VoiceStream Wireless Corporation and its subsidiaries and Aerial Communications, Inc. and its subsidiaries included in or made a part of this registration statement.


                                                /s/ Arthur Andersen LLP

Seattle, Washington
November 7, 2000